PRESS RELEASE
For immediate release
Utix Announces New President and CEO
-Former Athlete’s Foot President and CEO and Utix Board Member to Replace Departing Tony Roth-
BURLINGTON, MA, October 31, 2007 — Utix Group, Inc. (OTCPK: UTIX — News), a leader in prepaid gift tickets, has announced that Robert J.Corliss will replace Tony Roth as President and CEO of the Company effective October 29, 2007. Roth is resigning his post on November 5, 2007, to become CEO and President of California based Commerce Planet. (CPNE.OB)
Corliss has been a Utix Board Member since January of 2005. A successful executive and entrepreneur for the past 30+ years in the retail industry, Corliss drove expansive growth in the U.S. and overseas on behalf of The Athlete’s Foot Group after helping to lead a senior management team that purchased the company in 2003, and subsequently sold the Company in November 2006.
Prior to his tenure at The Athlete’s Foot, Corliss was the founder, President and CEO of Infinity Sports, Inc., a manufacturer, distributor and licensor of athletic products primarily under the brand Bike Athletic. Corliss was successful in broadening global distribution and virtually doubling the size of Bike Athletic over a three-year period. His earlier experience as CEO and President was at Herman’s Sporting Goods where he led the company to more than $700 million in sales and positioning Herman’s as the number one sports retailer in the world. His turnaround of the company led to its eventual sale.
“Since joining the Utix Board, I’ve witnessed the growth and development of the Utix product in the financial payments industry,” Corliss explained. “In my opinion, the company right now is in a great position to make a difference in the growing prepaid card marketplace. We have established our patents, identified our product differentiator qualities, and are being embraced by large consumer packaging, financial institutions and promotional and marketing companies that will stimulate our growth.”
“We appreciate that one of our own Board members can take on this critical position to move Utix to the next level,” remarked Utix Chairman Chuck Lieppe. “Bob brings tremendous CEO experience to our company and is a valued addition to our existing senior management team of Steve Apesos, Executive VP and Mark Pover, CFO.”
Roth stated “After serving as President and CEO for the past six years, and commercializing a unique, patented niche in the prepaid space, it was a very difficult decision to assume my new duties at Commerce Planet. I am most proud of the management team we have built and our prepaid systems capabilities.”
“We truly appreciate all Tony Roth has done for Utix...we wish him the very best of luck in his new endeavors,” Lieppe said.
About Utix Group
Based in Burlington, Massachusetts, Utix issues its proprietary technology and co-branded prepaid experience products, including Golf, Bowling, Ski, Spa and Movie Tickets to the business-to-business industry and retail marketplace. As an authorized DISCOVER Network Issuer, Utix offers prepaid experience tickets nationwide, allowing recipients to enjoy a specific experience using a durable plastic card product rather than paper at more than 12,000 nationwide locations of their choosing. For more information about the Company, please visit our website at http://www.utix.com .

PRESS RELEASE
This press release contains “forward-looking statements” and information relating to our business that are based on our beliefs as well as assumptions made by us or based upon information currently available to us. When used in this press release, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “should” and similar expressions are intended to identify forward-looking statements. This press release reflects our current views and assumptions with respect to future events and is subject to risks and uncertainties. Actual and future results and trends could differ materially from those set forth in such statements due to various factors. Such factors include, among others: general economic and business conditions; industry capacity; industry trends; competition; changes in business strategy or development plans; project performance; the commercial viability of our retail gift card platform and offerings; availability, terms, and deployment of capital; availability of qualified personnel; and ability to generate new markets for our products.
Contact:
For Utix Group, Inc., Burlington